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                                 EXHIBIT 99.1.3


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                               STATE OF DELAWARE
                          CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of
Amendment:


1. Name of Business Trust:  THE MFS SERIES TRUST
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2. The Certifcate of Amendment to the Certificate of Trust is hereby amended as follows:  ARTICLE 1 OF THE CERTIFICATE OF TRUST IS HEREBY AMENDED TO
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   READ AS FOLLOWS: THE NAME OF THE DELAWARE BUSINESS TRUST IS THE NAVELLIER
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   SERIES FUND
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                             [set forth amendment(s)]

3. This Certificate of Amendments shall be effective on  12-8-97
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   IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8TH day of DECEMBER, 1997
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                              By: /s/ Louis G. Navellier
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                                        Trustee

                              Name: LOUIS G. NAVELLIER
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